EXHIBIT 10.3

Restricted Unit Grant

under the

Enterprise Products 1998 Long-Term Incentive Plan

Date of Grant:	May 29, 2007
Name of Grantee:
Number of Units Granted:
Restricted Unit Grant Number:

Enterprise Products GP, LLC (the “Company”) is pleased to inform you that you have been granted the number of Restricted Units set forth above under the Enterprise Products 1998 Long-Term Incentive Plan (the “Plan”). A Restricted Unit is a Common Unit of Enterprise Products Partners L.P. (the “Partnership”) that is subject to the forfeiture and non-transferability provisions set forth below in this Agreement (the “Restrictions”). The terms of the grant are as follows:

1.         The Restricted Units shall become fully vested, i.e., not restricted on the earlier of (i) the fourth anniversary of the Date of Grant set forth above (the “Vesting Date”) or (ii) a Qualifying Termination (as defined below). In the event your employment with the Company and its Affiliates is terminated prior to the Vesting Date for any reason other than as provided in Section 4 below, the Restricted Units shall automatically and immediately be forfeited and cancelled without payment on the date of such termination of employment.

2.         The Restricted Units will be evidenced, at the sole option and in the sole discretion of Enterprise, either (i) in book-entry form in your name in the Common Unit register of the Partnership maintained by the Partnership’s transfer agent or (ii) a unit certificate issued in your name. You shall have voting rights and shall be entitled to receive all distributions made by the Partnership on such Restricted Units free and clear of any Restrictions. If the Restricted Units are evidenced by a certificate, the certificate shall bear the following legend:

The Units evidenced by this certificate have been issued pursuant to an agreement made as of May 29, 2007, a copy of which is attached hereto and incorporated herein, between the Company and the registered holder of the Units, and are subject to forfeiture to the Company under certain circumstances described in such agreement. The sale, assignment, pledge or other transfer of the shares of Units evidenced by this certificate is prohibited under the terms and conditions of such agreement, and such Units may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.

The Company may cause the certificate to be delivered upon issuance to the Secretary of the Company as a depository for safekeeping until the forfeiture occurs or the Restrictions lapse pursuant to the terms of this Agreement. Upon request of the Company, you shall deliver to the Company a unit power, endorsed in blank, relating to the Restricted Units then subject to the Restrictions. Upon the lapse of the Restrictions without forfeiture, the Company shall, upon your request, cause a certificate or certificates to be issued without legend in your name evidencing the Restricted Units.

3.         None of the Restricted Units are transferable (by operation of law or otherwise) by you, other than by will or the laws of descent and distribution. If, in the event of your divorce, legal separation or other dissolution of your marriage, your former spouse is awarded ownership of, or an interest in, all or part of the Restricted Units granted hereby to you (the “Awarded Units”), the Awarded Units shall automatically and immediately be forfeited and cancelled without payment on such date.

4.         If your employment with the Company and its Affiliates is terminated (a “Qualifying Termination”) due to your (i) death, (ii) being disabled and entitled to receive long-term disability benefits under the

Company’s long-term disability plan or (iii) retirement with the approval of the Committee on or after reaching age 60, the Restricted Units shall automatically vest in full upon such termination.

5.         In the event your employment with the Company and its Affiliates terminates for any reason other than as provided in Section 4 above, your Restricted Units automatically shall be forfeited without payment on such termination.

6.         Nothing in this Agreement or in the Plan shall confer any right on you to continue employment with the Company or its Affiliates or restrict the Company or its Affiliates from terminating your employment at any time. Employment with an Affiliate shall be deemed to be employment with the Company for purposes of the Plan. Unless you have a separate written employment agreement with the Company or an Affiliate, you are, and shall continue to be, an “at will” employee.

7.         To the extent that the grant or vesting of a Restricted Unit results in the receipt of compensation by you with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, unless you make other arrangements that are acceptable to the Company or such Affiliate, you must deliver to the Company or the Affiliate such amount of money as the Company or the Affiliate may require to meet its tax withholding obligations under such applicable law. No issuance of an unrestricted Common Unit shall be made pursuant to this Agreement until you have paid or made arrangements approved by the Company or the Affiliate to satisfy in full the applicable tax withholding requirements of the Company or Affiliate. For purposes of this paragraph, unless you are subsequently notified to the contrary, you may satisfy your obligations with respect to any applicable tax withholding by electing to have the Company or any Affiliate (including the Partnership) withhold from the issuance under this Agreement a number of vested Common Units having a then-fair-market value equal to such tax withholding obligations, based on the closing price per Common Unit as reported on the New York Stock Exchange (or other principal stock exchange on which the Common Units are then listed) on the date of vesting. The Committee has determined that it intends that the Plan meet the requirements of Rule 16b-3 under the Exchange Act and that the transactions of the type specified in Rule 16b-3 by non-employee directors and by officers of the Company (whether or not they are directors) pursuant to the Plan, including the foregoing net settlement procedure, will be exempt from the operation of Section 16(b) of the Exchange Act.

8.         Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver to you any unrestricted Common Units if counsel to the Company determines such delivery would violate any law or regulation of any governmental authority or agreement between the Company or the Partnership and any national securities exchange upon which the Common Units are listed or any policy of the Company or any Affiliate of the Company.

9.         These Restricted Units are subject to the terms of the Plan, which is hereby incorporated by reference as if set forth in its entirety herein, including, without limitation, the ability of the Company, in its discretion, to amend your Restricted Unit award without your approval. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms that are used, but are not defined, in this Option grant award have the respective meanings provided for in the Plan. The Plan, as in effect on the Date of Grant, is attached hereto as Exhibit A.

ENTERPRISE PRODUCTS GP, LLC

/s/ Thomas M. Zulim

Thomas M. Zulim, Senior Vice President

Exhibit A

ENTERPRISE PRODUCTS

1998 LONG-TERM INCENTIVE PLAN

(Amended and Restated as of April 8, 2004)

1         Purpose of the Plan. The Enterprise Products 1998 Long-Term Incentive Plan, as amended and restated hereby (the “Plan”), is intended to promote the interests of Enterprise Products Company, a Texas corporation (the "Company"), and Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), by encouraging employees and directors of the Company and its Affiliates who perform services for the Company and/or the Partnership to acquire or increase their equity interests in the Partnership and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to remain with the Company and its Affiliates and to devote their best efforts to the business of Company and/or the Partnership, thereby advancing the interests of Company, the Partnership and their respective stockholders or partners. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of key individuals who are essential for the growth and profitability of the Company and/or the Partnership.

2         Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means the Partnership and any entity (i) that controls, is controlled by or is under common control with the Company or the Partnership or (ii) in which the Company or the Partnership has a direct or indirect significant business interest, in each case, as determined by the Committee in its discretion.

“Award” means an Option, a Restricted Unit or a Phantom Unit granted under the Plan.

“Board” means the Board of Directors of the Company.

“Committee” means the Audit and Conflicts Committee of the Board of Directors of the General Partner.

“DER” means a contingent right, granted in tandem with a specific Phantom Unit award, to receive an amount of cash equal to any cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

“Director” means a “non-employee director”, as defined in Rule 16b-3, of the General Partner.

“Employee” means any employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the date of grant of an Option or the date of exercise (in whole or in part) of an Option, as applicable (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“General Partner” means Enterprise Products GP, LLC, the general partner of the Partnership.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee or Director granted an Award under the Plan.

“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Unit” means a notional or phantom unit granted under the Plan which upon vesting entitles the holder to receive one Unit.

“Restricted Unit” means a Unit granted under the Plan that is subject to forfeiture provisions and restrictions on its transferability.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Unit” means a Common Unit of the Partnership.

3         Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary thereof.

4         Units Available for Awards.

4.1         Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan is 7,000,000. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted. If any Award is exercised and less than all of the Units covered by such Award are delivered in connection with such exercise, then the Units covered by such Award which were not delivered upon such exercise shall again be Units with respect to which Awards may be granted.

4.2         Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate (including, without limitation, the Partnership) or other Person, or any combination of the foregoing, as determined by the Committee in its discretion. If, at the time of exercise by a Participant of all or a portion of such Participant's Award, the Company determines to acquire Units in the open market and the Company is prohibited, under applicable law, or the rules and/or regulations promulgated by the Securities and Exchange Committee or the New York Stock Exchange or the policies of the Company or an Affiliate, from acquiring Units in the open market, delivery of any Units to the Participant in connection with such Participant's exercise of an Award may be delayed until such reasonable time as the Company is entitled to acquire, and does acquire, Units in the open market.

4.3         Adjustments. In the event the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award; provided, that the number of Units subject to any Award shall always be a whole number.

5         Eligibility. Any Employee and Director shall be eligible to be designated a Participant.

6         Awards.

6.1         Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions or intent of the Plan.

(i)          Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may be equal to, greater or less than its Fair Market Value as of the date of grant, as determined by the Committee, in its discretion.

(ii)         Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise (through procedures approved by the Company), other property, a note from the Participant (in a form and on terms acceptable to the Company, which may include such security arrangements as the Company deems appropriate), or any combination thereof, having a value on the exercise date equal to the relevant exercise price.

(iii)        Term. Each Option shall expire as provided in the grant agreement for such Option.

6.2         Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the period and the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Award, including whether distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit. If distributions are so restricted, such distributions shall be held by the Company, without interest, until the Restricted Unit vests or is forfeited with the retained distributions then being paid or forfeited at the same time, as the case may be. Absent such a restriction on distributions in the grant agreement, Partnership distributions shall be paid currently to the holder of the Restricted Unit without restriction.

6.3         Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the conditions under which the Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award, including whether DERs are granted with respect to such Phantom Units.

6.4         DERs. To the extent provided by the Committee in its discretion, a grant of Phantom Units may include a tandem DER grant, which shall provide that such DERs shall be paid currently to the Participant, be credited to a Company bookkeeping account (with or without interest) and be subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion and provided in such grant agreement.

6.5         General.

(i)          Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)         Limits on Transfer of Awards.

(A)       Each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)        No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(iii)        Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(iv)         Consideration for Grants. Awards may be granted for no cash consideration payable by a Participant or for such consideration payable by a Participant as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(v)         Delivery of Units or other Securities and Payment by Participant of Consideration. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, withholding of Units, "cashless-broker" exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to, or withheld by, the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

(vi)         Repurchase by the Company of any Units Delivered to a Participant. The Company shall not, and shall not be permitted to, purchase or otherwise acquire from any Participant, during the six month period after the date on which Units are issued or delivered by or on behalf of the Company to a Participant in connection with such Participant's exercise (in part or whole) of an Option, any of such issued or delivered Units.

(vii)         Prohibition of the Company Paying Cash or Other Property in lieu of Units. The Company shall not pay or deliver, and is prohibited from paying or delivering, any cash or cash equivalent or any property to a Participant in lieu of the issuance or delivery of Units upon or in connection with the full or partial exercise by a Participant of an Option.

7         Amendment and Termination. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award agreement or in the Plan:

(i)         Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(ii) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.

(ii)         Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(iii), in any Award shall materially reduce the benefit to Participant without the consent of such Participant.

(iii)         Adjustment or Termination of Awards Upon the Occurrence of Certain Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria (if any) included in, Awards in recognition of unusual or significant events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, of changes in applicable laws, regulations, or accounting principles, or a change in control of the Company (as determined by its Board) or the Partnership (as determined by the Committee), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Such adjustments may include, without limitation, accelerating the exercisability of an Award, accelerating the date on which the Award will terminate and/or canceling Awards by the issuance or transfer of Units having a value equal to the Option’s positive “spread.”

8         General Provisions.

8.1         No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

8.2         Termination of Employment. For purposes of the Plan, unless the Award agreement provides to the contrary, a Participant shall not be deemed to have terminated employment with the Company and its Affiliates or membership from the Board until such date as the Participant is no longer either an Employee or a Director, i.e., a change in status from Employee to Director or Director to Employee shall not be a termination.

8.3         No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. Nothing in the Plan or any Award agreement shall operate or be construed as constituting an employment agreement with any Participant and each Participant shall be an “at will” employee, unless such Participant has entered into a separate written employment agreement with the Company or an Affiliate.

8.4         Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without giving effect to principles of conflicts of law.

8.5         Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.6         Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

8.7         Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or the Affiliate.

8.8         No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and any such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated, without the payment of any consideration therefor.

8.9         Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9         Term of the Plan; Unitholder Approval. The Plan, as hereby amended and restated, shall be effective on the date of its approval by the Unitholders of the Partnership and shall continue until the earliest of (i) all available Units under the Plan have been paid to Participants, (ii) the termination of the Plan by action of the Board or the Committee or (iii) the 10th anniversary of the date of the approval by the Unitholders of this amendment and restatement. Notwithstanding anything in the Plan to the contrary, prior to the approval of this amendment and restatement by the Unitholders of the Partnership, (i) no Restricted Units or Phantom Units may be granted under the Plan and (ii) Options may not be granted under the Plan with respect to more Units than the number available prior to the increase in available Units made by this amendment and restatement.